Exhibit 27(1)

KPMG LLP

One Financial Plaza

755 Main Street

Hartford, CT 06103

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 1, 2023, with respect to the financial statements of PHL Variable Insurance Company, included herein and to the reference to our firm under the heading “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Hartford, Connecticut

May 1, 2023

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.

Exhibit 27(1)

KPMG LLP

One Financial Plaza

755 Main Street

Hartford, CT 06103

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 14, 2023, with respect to the financial statements of the subaccounts listed in the Appendix of our report that comprise PHL Variable Accumulation Account, included herein and to the reference to our firm under the heading “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Hartford, Connecticut

May 1, 2023

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.